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                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                           1934 (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement   [_]Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CITADEL HOLDING CORPORATION
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

_______________________________________________________________________________
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
    ........................................................................

  (2) Aggregate number of securities to which transaction applies:
    ........................................................................

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ........................................................................

  (4) Proposed maximum aggregate value of transaction:
    ........................................................................

  (5) Total fee paid:
    ........................................................................

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
    ........................................................................

  (2) Form, Schedule or Registration Statement No.:
    ........................................................................

  (3) Filing Party:
    ........................................................................

  (4) Date Filed:
    ........................................................................
Notes:

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

                          CITADEL HOLDING CORPORATION
                       550 SOUTH HOPE STREET, SUITE 1825
                         LOS ANGELES, CALIFORNIA 90071

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1998

                               ----------------

To the Stockholders:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation, a Delaware corporation ("Citadel"), will be held at the Regal Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California on December 15, 1998, at 2:00 p.m. local time, subject to adjournment or postponement, for the following purposes:

    1. To elect four directors to the Board of Directors of Citadel (the "Board of Directors") to serve until the 1999 Annual Meeting of Stockholders; and

    2. To transact such other business as may properly come before the Annual Meeting.

  A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 and a Quarterly Report on Form 10-Q for the three and nine months periods ended September 30, 1998 are enclosed. Only holders of record of the voting stock of Citadel on November 18, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting. Citadel shall make available for examination at its principal executive offices located at 550 S. Hope St., Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting, a list of the Stockholders entitled to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ S. Craig Tompkins
                                          S. CRAIG TOMPKINS
                                          Corporate Secretary

November 25, 1998


--------------------------------------------------------------------------------
 YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE
 THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN
 ENVELOPE.
--------------------------------------------------------------------------------

                          CITADEL HOLDING CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 15, 1998

                              GENERAL INFORMATION

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Citadel Holding Corporation, a Delaware corporation ("Citadel" and, collectively with its subsidiaries, the "Company"), of proxies for use at the 1998 Annual Meeting of Stockholders of Citadel (the "Annual Meeting") scheduled to be held at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies received by Citadel will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the nominees for director as identified on such card and FOR each of the other proposals on such card. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgments with respect to any other matters that may properly come before the Annual Meeting.

  Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

  The mailing address of the principal executive offices of Citadel is 550 South Hope St., Suite 1825, Los Angeles, California 90071, and its telephone number is (213) 239-0540. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is November 25, 1998.

RECORD DATE AND VOTING

  Only stockholders of record on November 18, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 6,669,924 shares of Citadel common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

  The holders of the majority of the outstanding shares of Citadel Common Stock, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but which have not been voted for a specific proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes of the shares of Citadel Common Stock present in person or represented by proxy at the Annual Meeting.

  With regard to Proposal 1 (election of directors), votes may either be cast in favor of the nominees named herein or be withheld. Votes withheld will not be counted towards a nominee's achievement of a plurality.

SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by Citadel. Following the mailing of this Proxy Statement, directors, officers and regular employees of Citadel may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Voting Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by Citadel for their reasonable charges and expenses in connection therewith. Citadel will bear all expenses incurred in soliciting stockholders.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  At the Annual Meeting, stockholders of Citadel will be asked to vote on the election of four directors. The four nominees receiving the highest number of votes at the Annual Meeting will be elected directors of Citadel.

  To fill these four board positions, the enclosed proxy, unless indicated to the contrary, will be voted FOR the nominees listed below (the "Board Nominees") and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the 1999 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

  Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR Messrs. Cotter, Simon, Tompkins and Villasenor. For a description of each nominee's principal occupation and business experience during the last 5 years and present directorships, please see below.

BOARD NOMINEES

                                                                         FIRST
                                                                         BECAME
                NAME                 AGE       CURRENT OCCUPATION       DIRECTOR
                ----                 ---       ------------------       --------
 James J. Cotter(1)(3).............  60    Chairman of the Board of      1986
                                            Citadel, Chairman of the
                                            Board of Craig
                                            Corporation ("Craig"),
                                            and Chairman of the Board
                                            of Reading Entertainment,
                                            Inc. ("REI").
 S. Craig Tompkins(3)..............  47    Secretary/Treasurer and       1993
                                            Principal Accounting
                                            Officer of Citadel, Vice
                                            Chairman of the Board of
                                            Citadel, President and
                                            Director of Craig, Vice
                                            Chairman of the Board of
                                            REI, and Director of G&L
                                            Realty Corp.
 Ronald I. Simon(2)(3)(4)..........  60    Vice President/Chief          1995
                                            Financial Officer of
                                            Western Water Company,
                                            Chairman of Softnet
                                            Systems, Inc. and
                                            Director of Westcorp
                                            Investments.
 Alfred Villasenor, Jr. (1)(2)(4)..  68    President of Unisure
                                            Insurance Services, Inc.     1987

--------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Executive Committee.

(4) Member of the Conflicts Committee.

  Set forth below is certain information concerning the principal occupation and business experience of each of the individuals named above during the past five years.

  Mr. Cotter was first elected to the Board in 1986, and resigned in 1988. He was re-elected to the Board in June 1991, named Acting Chairman of the Board of Directors of Citadel and Fidelity Federal Bank, a federal savings bank ("Fidelity") previously owned by Citadel, in October 1991, and named Chairman of the Board of Citadel on June 5, 1992. Mr. Cotter is the Chairman and a director of Citadel Agricultural Inc., a wholly owned subsidiary of Citadel ("CAI"); the Chairman and a member of the Management Committee of each of the agricultural partnerships which constitute the principal assets of CAI (the "Agricultural Partnerships"); and the Chairman and a member of the Management Committee of Big 4 Farming, LLC, an 80% owned subsidiary of Citadel. From 1988 through January 1993, Mr. Cotter also served as the President and a director of Cecelia Packing Corporation (a citrus grower and packer), a company wholly owned by Mr. Cotter, and is the Managing Director of Visalia, LLC, which holds a 20% interest in each of the Agricultural Partnerships and Big 4 Farming LLC. Mr. Cotter has been Chairman of the Board of Craig Corporation ("Craig") since 1988 and a director of that company since 1985. Since 1996, Mr. Cotter has served as a director of Reading Entertainment, Inc. ("REI" and collectively with its consolidated subsidiaries, "Reading"), (motion picture exhibition and real estate), which company was formed pursuant to a reorganization of Reading Company under a Delaware holding company, effective October 1996. Since 1990 Mr. Cotter has also served as a director of Reading Company, currently a wholly owned subsidiary of and since 1991, as the Chairman of the Board of that company. Craig owns approximately 78% of the voting power of the outstanding securities of REI and the Company owns approximately 5% of the voting power of REI. Craig owns approximately 16.4% of the Company's outstanding Common Stock and Reading owns approximately 31.7% of such securities. Mr. Cotter is also the Executive Vice President and a director of The Decurion Corporation (motion picture exhibition). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter has been the Chief Executive Officer and a director of Townhouse Cinemas Corporation (motion picture exhibition) since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a general partner in Hecco Ventures I, a California General Partnership is ("Hecco I" is involved in investment activities and is a shareholder in Craig), and was a director of Stater Bros., Inc. (retail grocery) between 1987 and September 1997.

  Mr. Simon has been a director of the Company since June 1995. Mr. Simon is the Vice President, Chief Financial Officer of Western Water Company. In addition, he is Chairman of the Board of Softnet Systems, Inc. and a director of Westcorp Investments, a wholly owned subsidiary of Westcorp, Inc. Formerly, Mr. Simon was the Managing Director of the Henley Group, Inc., a director of Craig Corporation from 1987-1990 and a director of Reading Company from 1989 to 1995.

  Mr. Tompkins was a partner of Gibson Dunn & Crutcher until March 1993 when he resigned to become President of each of Craig and Reading. Mr. Tompkins has served as a director of each of Craig and Reading since February 1993 and has served as a director of REI since its formation in 1996. In January 1997, Mr. Tompkins resigned as President of REI and was made Vice Chairman of REI. Mr. Tompkins was elected to the Board of Directors of G&L Realty Corp., a New York Stock Exchange listed real estate investment trust, in December of 1993, and currently serves as the Chairman of the Audit and Strategic Planning Committees of that REIT. Mr. Tompkins was elected Vice Chairman of the Board of Citadel in July of 1995. Mr. Tompkins is also President and a director of CAI, a member of the Management Committee of each of the Agricultural Partnerships and of Big 4 Farming LLC, and serves for administrative convenience as an Assistant Secretary of Visalia, LLC, and Big 4 Ranch, Inc. (a partner with CAI and Visalia, LLC in each of the Agricultural Partnerships). Mr. Tompkins also serves as the Secretary/Treasurer and Principal Accounting Officer for Citadel.

  Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation which has specialized in life, business life and group health insurance for over 35 years. He is also a general partner in Playa de Villa, a California real estate commercial center. Mr. Villasenor is a director of the John Gogian Family Foundation and a director of Richstone Centers, a non-profit organization. In 1987, Mr. Villasenor was elected to the Board of Directors of Citadel and Fidelity and served on the Board of Fidelity until 1994. Mr. Villasenor also served as a director of Gateway Investments, Inc. (a wholly owned subsidiary of Fidelity) from June 22, 1993 until February 24, 1995.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEESLISTED ABOVE.

                       DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

  The names of executive officers of Citadel, other than S. Craig Tompkins, a nominee for director, together with certain information regarding them, are as follows:

                   NAME                AGE                 TITLE
                   ----                ---                 -----
     Steve Wesson.....................  41 President and Chief Executive Officer
     Brett Marsh......................  51 Director of Real Estate

  Steve Wesson is the President and Chief Executive Officer of the Company. From 1989 until he joined the Company in 1993, Mr. Wesson served as CEO of Burton Property Trust, Inc., the U.S. real estate subsidiary of The Burton Group PLC. In this position he was responsible for the restructuring and eventual disposal of the Company's assets in the U.S.

  Brett Marsh is responsible for the real estate activities of the Company. Prior to joining the Company, Mr. Marsh was the Senior Vice President of Burton Property Trust, Inc., the U.S. real estate subsidiary of The Burton Group PLC. In this position, Mr. Marsh was responsible for the real estate portfolio of that company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended December 31, 1997, there were nine (9) meetings of the Board of Directors of Citadel. All directors, other than Mr. Cotter, attended at least 80% of the meetings of the Board of Directors, after the election of such individuals to the Board. Mr. Cotter's attendance was affected by his absence from meetings where the principal topic was the Company's investment in the Big 4 properties due to potential conflict of interest issues.

  Citadel currently has standing Audit, Executive, Conflicts and Compensation Committees. The Board of Directors does not have a nominating committee.

  The members of the Audit Committee are Ronald I. Simon and Alfred Villasenor, Jr. The Audit Committee held one (1) meeting during 1997. The Audit committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of Citadel and its subsidiaries. The Audit Committee also, among other things, recommends to the Board the engagement of the company's independent accountants; monitors and reviews the quality and activities of the Company's independent accountants; and, monitors the adequacy of the Company's operating and internal controls as reported by management and the independent accountants.

  The members of the Executive Committee are James J. Cotter, Ronald I. Simon and S. Craig Tompkins. The Executive Committee held no meetings during 1997. The Executive Committee exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors.

  The members of the Conflicts Committee are Ronald I. Simon and Alfred Villasenor, Jr. The Conflicts Committee was chartered to consider and make recommendations with respect to all matters as to which one or more directors may have conflicts of interest. The Conflicts Committee held one meeting during 1997.

  The Compensation Committee is currently comprised of James J. Cotter and Alfred Villasenor, Jr. The Compensation Committee is responsible for recommending to the Board of Directors remuneration for executive officers of Citadel. It is currently Citadel's policy that directors who are executive officers and whose compensation is at issue are not involved in the discussion of, or voting on, such compensation.

COMPENSATION OF DIRECTORS

  Other than the Chairman of the Board, directors who are not officers or employees of the Company receive for their services as a director, an annual retainer of $15,000 plus $1,500 if serving as a Committee Chairman and $800 for each meeting attended in person (or $300 in the case of telephonic meetings). The Chairman of the Board receives $45,000 annually. Mr. Tompkins receives no compensation for his services as an executive officer, but received directors fees for his services as Vice Chairman in the amount of $40,000 for fiscal year 1997. In the first quarter of 1998, Messrs. Cotter and Tompkins received $200,000 and $50,000, respectively, as additional fees for their participation in the purchase of the Agricultural Partnership described under "Certain Transactions".

  Additionally, pursuant to the Citadel Holding Corporation 1996 Nonemployee Director Stock Option Plan effective October 1996 (the "1996 Stock Option Plan"), each director of the Company who is not an employee or officer of the Company shall, upon becoming a member of the Board of Directors, automatically be granted immediately vested options to purchase 10,000 shares of Common Stock at an exercise price that is greater or less than the fair market value (as such term is defined in the 1996 Stock Option Plan) per share of Common Stock on the date of grant by an amount equal to the amount by which $3.00 per share is greater or less than the fair market value per share of Common Stock on the effective date of the 1996 Stock Option Plan (the "Plan Effective Date"). Messrs. Simon and Villasenor who were incumbent on the Plan Effective Date received immediately vested options to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share. During 1997, the Company filed a Registration Statement on Form 8-K in order to register 300,000 shares of Common Stock that has been reserved for issuance under the 1996 Stock Option Plan.

                            EXECUTIVE COMPENSATION

  The federal proxy disclosure regulations require Citadel to disclose certain specific information with respect to executive compensation in this Proxy Statement.

                          SUMMARY COMPENSATION TABLE

  The officers of Citadel currently include Steve Wesson, S. Craig Tompkins and Brett Marsh. The Summary Compensation Table sets forth the compensation earned for the years ended December 31, 1997, 1996 and 1995 by each of the most highly compensated executive officers of the company whose compensation exceeded $100,000 in all capacities in which they served.

                                                                 LONG TERM
                                                                COMPENSATION
                                                                 SECURITIES
                                  ANNUAL COMPENSATION            UNDERLYING
                         -------------------------------------     STOCK
NAME AND PRINCIPAL                               OTHER ANNUAL     OPTIONS     ALL OTHER
POSITION                 YEAR  SALARY  BONUS    COMPENSATION(1)   GRANTED    COMPENSATION
------------------       ---- -------- -------  ---------------- ----------- ------------
Steve Wesson............ 1997 $185,000 $80,000        (1)          (2)           --
 President and Chief     1996  175,000  50,000        (1)           --           --
 Executive Officer       1995  175,000 100,000        (1)           --           --
Brett Marsh ............ 1997 $150,000 $30,000        (1)          (2)           --
 Director of Real Estate 1996  130,000                (1)           --           --
                         1995  130,000  10,000        (1)           --           --

--------
(1) Excludes perquisites if the aggregate amount thereof is less than $50,000, or 10% of salary plus bonus, if less.

(2) During 1997, Mr. Wesson and Mr. Marsh, who provide services to REI pursuant to a consulting agreement between Citadel and REI, were named officers of a wholly owned subsidiary of REI. Mr. Wesson and Mr. Marsh received an option to acquire 20,000 and 10,000 shares of REI Common Stock, respectively, at an exercise price of $12.875 per share. On November 23, 1998, such shares closed at $9.00 per share.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  No options were granted in 1997.

   AGGREGATED OPTION/SAR IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR
                                    VALUES

                                                              NUMBER OF
                                                             SECURITIES        VALUE OF
                                                             UNDERLYING    UNEXERCISED IN-
                                                             UNEXERCISED      THE-MONEY
                                                            OPTIONS/SARS    OPTION/SARS AT
                                   SHARES                   AT FY-END (#)    12/31/97 (#)
                                ACQUIRED ON      VALUE      EXERCISABLE/     EXERCISABLE/
          NAME                  EXERCISE (#)  REALIZED ($)  UNEXERCISABLE  UNEXERCISABLE(1)
          ----                  ------------  ------------  -------------  ----------------
Steve Wesson..................      N/A           N/A         33,000/0         $59,730
Alfred Villasenor, Jr.(1).....      N/A           N/A         10,000/0         $15,000
Ronald I. Simon(1)............      N/A           N/A         10,000/0         $15,000

--------
(1) Based upon $4.50 per share.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  Citadel and Steve Wesson entered into an Executive Employment Agreement, effective as of August 4, 1994 (the "Employment Agreement"). The term of the Employment Agreement is two years and is automatically renewed for subsequent one-year terms unless either party gives notice of non-renewal. Mr. Wesson is paid an annual salary of $175,000 and a minimum annual bonus of $50,000. Pursuant to the Employment Agreement, Mr. Wesson was granted options to purchase 33,000 shares of Common Stock of Citadel.

  On June 27, 1990 the Board authorized Citadel to enter into indemnity agreements with its then current as well as future directors and officers. Since that time, Citadel's officers and directors have entered such agreements. Under these agreements, Citadel agrees to indemnify its officers and directors against all expenses, liabilities and losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, to which any such officer or director is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that he is, was, shall be or shall have been an officer or director, employee, agent or fiduciary of Citadel. Each of the current Citadel directors have entered into indemnity agreements with Citadel. Similar agreements also exist between Citadel's subsidiaries and the officers and directors of such subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Tompkins is President of Craig and a Director of Craig and REI. Mr. Cotter is the Chairman of the Board of Craig and REI. Mr. Cotter is a member of the executive committees of REI, which, among other things, is responsible for the compensation of the executive officers of such companies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports to ownership and changes in ownership with the SEC. The SEC rules also requires such reporting persons to furnish the Company with a copy of all
Section 16(a) forms they file.

  Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1997, all filing requirements applicable to its reporting persons were complied with.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The report of the Compensation Committee of the Board of Directors with respect to executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation Committee of the Board of Directors of the Company is composed of James J. Cotter and Alfred Villasenor, Jr. The Compensation Committee, is principally responsible for reviewing the performance of, and determining the compensation for the executive officers of the Company. The Company's executive compensation program is designed to attract and retain talented executives and motivate them to achieve the business objectives of the Company that the Board of Directors believes will enhance stockholder value.

  The Company's current compensation strategy is to supplement the executive officer's base level compensation with periodic cash bonuses in recognition of individual performance, and from time to time, grant stock options designed to link the executives' long term compensation to appreciation in stockholder value. Specific components of the compensation of executive officers are as follows:

  Base Salary: The base salary of the Chief Executive Officer of the Company is set in accordance with his Employment Agreement. It is anticipated that in the event the base salaries of other executive officers are to be set, such base salaries will be established upon a general review by the Compensation Committee of comparable compensation for positions requiring similar skills and capabilities and will reflect the performance of the officer in fulfilling his or her duties. Base salary does not directly reflect the financial performance of the Company.

  Bonus: The Company may award officers an annual bonus in an amount to be determined by the Compensation Committee. The Compensation Committee will consider such factors as it deems appropriate in determining such bonuses. As previously discussed, the Employment Agreement of Citadel's Chief Executive Officer provides for a minimum annual bonus.

  Amounts earned during 1997 by the Steve Wesson and Mr. Brett Marsh are shown in the Summary Compensation Table. In 1997, Messrs. Wesson and Marsh were each granted discretionary bonuses of $30,000, in addition to the minimum bonus of $50,000 paid to Mr. Wesson required by the terms of his Employment Agreement. The amount of Messrs. Wesson and Marsh's bonus reflects, among other things, the successful leasing of the Brand Building to Disney Enterprises, Inc., the successful disposition of several of the Company's properties, and the redeployment of a portion of the proceeds thereof in the REI Convertible Preferred Stock acquired in October 1996.

                                          James J. Cotter
                                          Alfred Villasenor, Jr.

PERFORMANCE GRAPH

  The following line graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act, except to the extent Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

  The following line graph compares the cumulative total stockholder return on Common Stock from December 31, 1992 through December 31, 1997 against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Total Return Index for the (I) New York Stock Exchange ("NYSE")/American Stock Exchange ("AMEX")/NASDAQ Stock Market Index (U.S. companies) and (ii) the cumulative total return of the Company's current peer group, the CSRP Total Return Index for NYSE/AMEX/NASDAQ Companies in the SIC Group Code 6510-6519 (US Companies) (Real Estate Operators (Except Developers) and Lessors). Peer group returns have been weighted by the market capitalization of the individual peers. The graph assumes a $100 dollar investment on December 31, 1992 and reinvestment of all dividends on a daily basis.

  Through August 1994, Citadel was primarily engaged in the savings and loan business; therefore the Company prior to that date measured its performance against that of the savings and loan industry in the compilation of this graph. Since the Company disposed of principally all of its remaining interest in Fidelity in April 1995, Citadel has focused primarily on the management of a limited portfolio of commercial properties previously owned by Fidelity. In light of this focus, Citadel believes current performance is more appropriately compared top this real estate peer group.

                         FIVE YEAR CUMULATIVE RETURN

Measurement period       Citadel        Stock Market
(Fiscal Year Covered)    Holdings       Index          Pear Group
Measurement Pt- 1992     $100           $100           $100
FYE   1993               $80.30         $111.20        $124.20
FYE   1994               $17.10         $110.70        $125.80
FYE   1995               $16.20         $150.90        $161.40
FYE   1996               $18.80         $182.90        $185.90
FYE   1997               $29.10         $239.50        $201.10

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the shares of Common Stock, beneficially owned as of November 18, 1998 by (i) each director and nominee, (ii) all directors and executive officers as a group, and (iii) each person known to Citadel to be the beneficial owner of more than 5% of the Common Stock. Except as noted, the indicated beneficial owner of the shares has sole voting power and sole investment power.

                                                             COMMON STOCK
                                                         ---------------------
                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            OWNERSHIP   CLASS(6)
         ------------------------------------            ---------- ----------
James J. Cotter(1)(4)..................................  3,209,779     47.7%
Steve Wesson(2)(4).....................................     33,000        *
Alfred Villasenor, Jr.(3)(4)...........................     10,000        *
S. Craig Tompkins(4)...................................
Ronald I. Simon(3)(4)..................................     10,000        *
Craig Corporation(1)(4)................................  3,209,779     47.7%
Reading Holdings, Inc., an indirect wholly owned sub-
 sidiary of REI(1).....................................  2,113,673     31.4%
 30 South Fifteenth Street, Suite 1300
 Philadelphia, PA 19102-4813
Private Management Group(5)............................    941,700     14.0%
 20 Corporate Park, Suite 400
 Irvine, CA 92606
All directors and executive officers as a Group (5 per-
 sons)(1)..............................................  3,262,779     48.5%

--------
(1) Mr. Cotter is the Chairman of Craig and REI, and a principal stockholder of Craig. Craig currently owns approximately 78% of the voting power of the outstanding capital stock of REI. Craig owns 1,096,106 shares of Citadel Common Stock and Reading owns directly 2,113,673 shares of Citadel Common Stock. These securities have been listed as beneficially owned by Mr. Cotter and Craig due to the relationships between Mr. Cotter, Craig and REI. Mr. Cotter disclaims beneficial ownership of all Citadel securities owned by Craig and/or Reading.

(2) Pursuant to the terms of his Employment Agreement, Citadel granted Mr. Wesson options to purchase 33,000 shares of Common Stock.

(3) Includes 10,000 shares of Common Stock which may be acquired through the exercise of stock options granted pursuant to the 1996 Stock Option Plan.

(4) 550 South Hope Street, Suite 1825, Los Angeles, California 90071

(5) Based upon Schedule 13-G filed February 28, 1998.

(6) Based on ownership assuming conversion of the stock options (53,000 shares).

 * Represents less than one percent of the outstanding shares of Citadel Common Stock.

CERTAIN TRANSACTIONS

 Reading Investment Transaction

  In October 1996, Citadel and its wholly-owned subsidiary, Citadel Acquisition Corp., Inc. ("CAC"), closed a transaction with Craig, REI and Reading Company and certain affiliates thereof. Pursuant to the terms of an Exchange Agreement, CAC contributed cash in the amount of $7 million to REI in exchange for (i) 70,000 shares of Series A Preferred Stock of REI, (ii) the granting to Citadel of an option, exercisable at any time until 30 days after REI files its Annual Report on Form 10-K for the year ended December 31, 1999, to exchange all or substantially all of its assets for shares of REI Common Stock, subject to certain contractual limitations and (iii) the granting of certain demand and piggy-back registration rights with respect to REI Common Stock received on the conversion of the Series A Preferred Stock or on such asset exchange. During 1997, Citadel received dividend income of $455,000 from REI with respect to REI Series A Preferred Stock.

 Transactions with Craig Corporation and Reading Entertainment, Inc.

  Commencing August 1995, Citadel began renting corporate office space from Craig on a month-to-month basis and engaged Craig to provide Citadel with certain administrative services. During fiscal 1997, $96,000 was paid to Craig for such rent and services. In additional, Citadel provided real estate consulting services to Reading Company during fiscal 1997, for which Citadel was paid $240,000. Such fees paid the Company by Reading increased to approximately $100,000 per quarter in Fiscal 1998.

 Issuance of Common Stock to Craig Corporation for a Note Receivable

  On April 11, 1997, Craig exercised its warrant to purchase 666,000 shares of the Company's common stock at an exercised price of $3.00 per share or $1.998 million. Such exercise was consummated pursuant to delivery by Craig of its secured promissory note (the "Craig Secured Note") in the amount of $1.998 million, secured by 500,000 shares of REI Common Stock owned by Craig. Interest is payable quarterly in arrears at the prime rate (amounting to 8.5%) computed on a 360 day-year. Principal and accrued but unpaid interest is due upon the earlier of April 11, 2002 or 120 days following the Company's written demand for payment. The Craig Secured Note may be prepaid, in whole or in part, at any time by Craig without penalty or premium. During 1997, Craig paid interest to Citadel of approximately $125,000 pursuant to the terms of the Craig Secured Note.

 Agricultural Activities

  In 1997, the Company entered into a series of transactions which resulted in the acquisition by the Company of 1) a 40% equity interest in each of three general partnerships (the "Agricultural Partnerships") formed to acquire from the Prudential Insurance Company of America ("Prudential") approximately 1,580 acres of agricultural land located in the Central Valley of California (the "Big 4 Properties"), and 2) an 80% equity interest in a newly formed farm operating company, Big 4 Farming, LLC ("Farming"), created to farm the Big 4 Properties for the Agricultural Partnerships. The Big 4 Properties were acquired for a total purchase price of $6.75 million plus reimbursement of certain cultural costs through the closing (which cultural costs amounted to approximately $831,000). The acquisition was financed by a ten year purchase money mortgage loan from Prudential in the amount of $4.05 million (the "Prudential Loan") and by drawdowns in the amount of $831,000 under a $1.2 million crop finance line of credit from the Company to the partnerships (the "Crop Financing"). The Prudential Loan bears interest at 7.70%, provides for quarterly payment of interest, and provided certain levels of capital investment are achieved, calls for principal amortization payments of $200,000 per year commencing January 2002. The Crop Financing accrues interest, payable quarterly, at the rate of prime plus 100 basis points, and was due and payable in August 1998. Upon the Crop Financing expiration, Citadel increased the line of credit to $1,850,000 for an additional twelve months under the same terms and conditions. The balance of the funds required to purchase the Big 4 Properties were provided by the partners of the Agricultural Partnerships.

  Each of the Agricultural Partnerships has three partners: Citadel Agriculture, Inc., a wholly owned subsidiary of Citadel ("CAI"), which has a 40% interest in each of the partnerships; Big 4 Ranch, Inc. ("BRI"), which although formed as a wholly owned subsidiary of Citadel, was spun-off to the shareholders of Citadel following the formation of the partnerships and prior to the acquisition of the Big 4 Properties; and Visalia LLC ("Visalia"), a limited liability company controlled by James J. Cotter and owned by Mr. Cotter and certain members of his family. Farming is owned 80% by the Company and 20% by Visalia. BRI was initially capitalized with $1.2 million from Citadel and, in addition, has a three year $200,000 line of credit from Citadel, providing for interest at prime plus 200 basis points. No drawdowns have been made to date under this line of credit.

  Craig and Reading, as shareholders of Citadel, received BRI shares in the spin-off in proportion to their interests in Citadel. During 1998, Craig and Reading purchased additional shares in BRI, increasing their ownership to approximately 49%. In addition, during 1998 Cecelia Packing, owned by Mr. Cotter, and a trust of which Mr. Tompkins is the Trustee and which is for the benefit of one of his children, each acquired from a single seller shares representing an additional 1.6% of the outstanding shares of BRI, or 3.2%, in the aggregate of such shares. Certain officers and directors of Craig and Reading are officers, directors or management committee members of CAI, BRI, Farming and/or the Agricultural Partnerships. Mr. James J. Cotter is the Chairman and a Director of each of Citadel, CAI, Craig and REI, and is also Chairman of the management committees of Farming and of each of the Agricultural Partnerships. Mr. S. Craig Tompkins is the Vice Chairman and a Director of each of Citadel and REI, the President and a Director of Craig, the Principal Accounting Officer of Citadel, the President of CAI and a member of the management committees of Farming and of each of the Agricultural Partnerships. Mr. Edward Kane, a director of REI, served as Chairman and President of BRI and a member of the management committee of each of the Agricultural Partnerships until October 1998, at which time he was succeeded by Mr. Gerard Laheney, a Director of Craig. Mr. William Gould, a Director of Craig, is also a Director of BRI. Ms. Margaret Cotter, a Director of Craig and the daughter of James J. Cotter, is also the Secretary, Treasurer and Principal Accounting Officer and a Director of BRI, an owner of Visalia and the Vice President of Cecelia. Mr. Gould, Ms. Cotter and Mr. Laheney receive $2,000, $4,000 and $10,000, respectively, on an annual basis for such services to BRI. As an administrative convenience, Mr. Tompkins also serves as an assistant secretary of BRI and Visalia, for which he receives no compensation.

          CITADEL'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche have been the independent certified public accountants for Citadel since 1983 and have been selected by Citadel to continue to serve as the accountants for Citadel for the remainder of 1998 Representatives of Deloitte & Touche will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                       AVAILABILITY OF CERTAIN DOCUMENTS

  A copy of Citadel's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 1998 are enclosed.

                            STOCKHOLDERS' PROPOSALS

  Any stockholder, who in accordance with and subject to the provisions of the proxy rules of the SEC, wished to submit a proposal for inclusion in the Proxy Statement relating to the Company's 1999 Annual Meeting of stockholders must deliver such proposal to the Company at its principal office on or before July 27, 1999.

  The Board of Directors will consider written nominations for directors from stockholders. Nominations for the election of directors made by the stockholders of the Company must be made by written notice delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders at which directors are elected. Such written notice must set forth, among other things, the name, age, address and principal occupation or employment of such nominee, the number of shares of the Company's Common Stock owned by such nominee and such other information as is required by the proxy rules of the SEC with respect to a nominee of the Board of Directors. Nominations not made in accordance with the foregoing procedure will not be valid.

                                 OTHER MATTERS

  At the time of preparation of this Proxy Statement, the Board of Directors of Citadel was not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their respective best judgment.

                                          By order of the Board of Directors,

                                          /s/ S. Craig Tompkins
                                          S. Craig Tompkins
                                          Corporate Secretary

Los Angeles, California
November 25, 1998

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CITADEL HOLDING CORPORATION

             FOR ANNUAL MEETING OF STOCKHOLDERS--DECEMBER 15, 1998

  The undersigned stockholder of Citadel Holding Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement, each dated November 25, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints James J. Cotter, Steve Wesson and S. Craig Tompkins, and each of them (each with full power of substitution and with full power to act without the others and, if two or more of them act hereunder, by action of a majority of them), the proxies of the undersigned, to represent the undersigned and to vote all the shares of voting stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held December 15, 1998 at 2:00 p.m. (Los Angeles time) at the Regal Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California, and at any adjournment or postponement thereof.

                          (CONTINUED ON REVERSE SIDE)

Please mark your votes as indicated in this example [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:



1. Election of directors.                  WITHHELD
   James J. Cotter             FOR         FOR ALL
   S. Craig Tompkins           [ ]           [ ]
   Ronald I. Simon
   Alfred Villasenor, Jr.

2. IN THE PROXIES' DISCRETION TO VOTE UPON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTER THAT WILL BE PRESENTED FOR ACTION AT THE MEETING.

WITHHELD FOR: (Write that nominee's name in the space provided below).

___________________________

   THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; WHERE NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES IN THE MATTERS DESCRIBED IN PROPOSAL 2.

COMMENTS: (Change of address)

__________________________________
__________________________________
__________________________________

Signature(s) __________________________ Dated: __________________________, 1998
Please sign exactly as name appears hereon. If the stock is registered in the name of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, attorney, or corporate officer, please add your full title as such.
     (PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED
                                  ENVELOPE.)